Exhibit 10.1

FORM OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

SERITAGE GROWTH PROPERTIES, L.P.

Dated as of                     , 2015

THE PARTNERSHIP INTERESTS ISSUED PURSUANT TO THIS AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

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AGREEMENT OF LIMITED PARTNERSHIP
OF
SERITAGE GROWTH PROPERTIES, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of             , 2015, is entered into by and among Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), as the General Partner and the Persons whose names are set forth in Exhibit A attached hereto (the “Contributors”), as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the Partnership (as defined below) was formed as a limited partnership under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership filed on             , 2015;

WHEREAS, Sears Holdings Corporation, a Delaware corporation (“Sears Holdings”), will distribute to holders of its common stock subscription rights to purchase REIT Common Shares (as defined below);

WHEREAS, the Company will issue REIT Common Shares pursuant to such subscription rights in an offering (the “Rights Offering”) registered with the SEC (as defined below), and will contribute the net proceeds from the Rights Offering to the Partnership to fund the Partnership’s purchase of certain properties from certain Subsidiaries of Sears Holdings (the “Properties Purchase”); and

WHEREAS, the Partnership will issue Partnership Interests (as defined below) to the Company and certain other persons in connection with the Rights Offering and the Properties Purchase and certain related transactions.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjustment Date” means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, provided that if such Capital Contribution is being made by the General Partner in respect of the proceeds from the issuance of REIT Shares (or the issuance of the General Partner’s securities exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as determined by the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution are set forth in Exhibit A, as it may be amended or restated from time to time.

“Agreement” means this Agreement of Limited Partnership, as it may be amended or restated from time to time.

“Appraisal” means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith, provided that such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)	the sum of:

a.	the Partnership’s Net Income or Net Loss (as the case may be) for such period,

b.	Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

c.	the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

d.	the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

e.	all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii)	less the sum of:

a.	all principal debt payments made during such period by the Partnership,

b.	capital expenditures made by the Partnership during such period,

c.	investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b) above,

d.	all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

e.	any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

f.	the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion, and

g.	the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Board” means the Board of Trustees of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Capital Account” shall have the meaning set forth in Section 4.6.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities secured by such property which the Partnership assumes or takes subject to).

“Cash Amount” means, with respect to any Common Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Common Units.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware on                     , 2015, as amended from time to time in accordance with the terms hereof and the Act.

“Change of Control” means any occurrence resulting in (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities entitled to vote in the election of members of the Board having 30% or more of the then-outstanding voting power of the Company; (ii) the Company becoming a party to a merger, consolidation, share exchange, reorganization, sale of assets or other similar extraordinary transaction, or a proxy contest, in each case as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new trustee whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period) ceasing for any reason to constitute at least a majority of the Board.

“Charter” means the Declaration of Trust of the Company filed with the Maryland State Department of Assessments and Taxation on December 18, 2014, as amended or restated on [—], 2015 and as further amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” means a Partnership Unit representing a Partnership Interest that is without preference as to distributions and allocations or rights upon voluntary or involuntary liquidation, dissolution or winding up.

“Company” shall have the meaning set forth in the preamble.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with
Article 14.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

“Contributors” shall have the meaning set forth in the preamble.

“Conversion Factor” means 1.0; provided that in the event that:

(i) the Company (a) declares or pays a dividend on its outstanding REIT Common Shares wholly or partly in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares wholly or partly in REIT Common Shares; (b) splits or subdivides its outstanding REIT Common Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Common Shares into a smaller number of REIT Common Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, (I) the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and (II) the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the Company distributes any rights, options or warrants to all holders of its REIT Common Shares to subscribe for or to purchase or to otherwise acquire REIT Common Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Common Shares) at a price per share less than the Fair Market Value of a REIT Common Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction (a) the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Common Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (I) the numerator of which is the minimum aggregate purchase price under such Distributed Rights of the maximum number of REIT Common Shares purchasable under such Distributed Rights and (II) the denominator of which is the Value of a REIT Common Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the date such Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of REIT Common Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction; and

(iii) the Company shall, by dividend or otherwise, distribute to all holders of its REIT Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Company or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be such Fair Market Value of a REIT Common Share on the date fixed for such determination and the denominator of which shall be the Fair Market Value of a REIT Common Share on the date fixed for such determination less the then fair market value (as reasonably determined by the General Partner) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Common Share.

Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (or, if later, the date such Distributed Rights become exercisable). If, however, the General Partner received a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Common Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Common Shares with respect to all applicable Common Units or effects a reverse split of, or otherwise combines, the Common Units, as applicable, that is comparable as a whole in all material respects with such event.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect to reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of shares of beneficial interest of the General Partner corresponding to such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of such beneficial interest on such date; (ii) divided by the Percentage Interest of the General Partner in such class of Partnership Interests on such date.

“Depreciation” means, for each Partnership Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definition of “Conversion Factor.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Fair Market Value” means, with respect to any share of beneficial interest of the General Partner, the average of the daily market price for the ten (10) consecutive Trading Days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such Trading Day shall be: (i) if such shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such shares are not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting reasonably and in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided, further, that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of beneficial interest of the General Partner, the Fair Market Value of such shares shall be the public offering price per share of such class of beneficial interest sold.

“Flow Through Entity” shall have the meaning set forth in Section 2.6.

“Funding Notice” shall have the meaning set forth in Section 4.3.B.

“General Partner” means the Company or its successor in accordance with the terms of this Agreement as general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner in its capacity as General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of any type of Partnership Units.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner; provided that if the contributing Partner and the General Partner cannot agree on such determination, such determination shall be made by Appraisal; provided, further, that if the contributing Partner is the General Partner then, except with respect to the General Partner’s capital contributions of cash, REIT Shares or other shares of beneficial interest of the General Partner, the determination of the fair market value of the contributed asset shall be determined by (a) the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership or (b) Appraisal, if otherwise acquired by the General Partner.

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, immediately prior to the following events:

(a)	a Capital Contribution (other than a de minimis Capital Contribution, within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) to the Partnership by a new or existing Partner as consideration for Partnership Units, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(b)	the distribution by the Partnership to a Partner of more than a de minimis amount (within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) of Partnership property as consideration for the redemption of Partnership Units, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(d)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(ii) The Gross Asset Value of Partnership assets distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(iii) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (i) or (ii), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either the Partner or an Assignee owning a Partnership Unit.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any natural person that is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership that is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate that is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party, or threatened to be made a party, to a proceeding by reason of his, her or its status as (a) the Company, (b) the General Partner or (c) a director, trustee, officer, or employee of the Company, the General Partner or the Partnership, and (ii) such other Persons (including, without limitation, Affiliates, officers, employees and agents of the Company, the General Partner or the Partnership or any of their respective Subsidiaries) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the U.S. Internal Revenue Service.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Liquidating Events” shall have the meaning set forth in Section 13.1.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means Limited Partners, excluding the General Partner and its controlled Affiliates in their respective capacities as holders of Limited Partnership Interests, holding in the aggregate Percentage Interests of Limited Partnership Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of Limited Partnership Interests held by all Limited Partners, excluding any and all Limited Partnership Interests held by the General Partner and its controlled Affiliates.

“Minimum Gain” means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed.

“Minimum Gain Chargeback” shall have the meaning set forth in Section 6.3.A.

“Net Income” or “Net Loss” means for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), adjusted as follows:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(ii) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(iii) Any items that are specially allocated pursuant to Sections 6.3 and 6.4 shall not be taken into account in computing Net Income or Net Loss; and

(iv) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be deducted in calculating such taxable income or loss.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of beneficial interest of the General Partner, excluding grants under any Stock Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1) and Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner(s) and the Limited Partners.

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(1) and (2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests as provided in Section 4.3. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series.

“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash with respect to Partnership Interests that are not entitled to any preference in distribution pursuant to Section 5.1, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3. The ownership of Partnership Units may be (but is not required to be) evidenced by a certificate for units substantially in the form of Exhibit C hereto or as the General Partner may otherwise determine with respect to any class of Partnership Units issued from time to time under Sections 4.1 and 4.3.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.D.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Properties” means such interests in real property and personal property, including without limitation, fee interests, interests, in ground leases, interests in joint ventures, interests in mortgages and Debt instruments, as the Partnership may hold from time to time.

“Properties Purchase” shall have the meaning set forth in the recitals.

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Redemption Underwriter” shall have the meaning set forth in Section 8.6.G.

“Regulations” means the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.F.

“REIT” means a real estate investment trust within the meaning of Code Sections 856 through 859.

“REIT Common Share” means a Class A common share of beneficial interest, $0.01 par value per share, of the General Partner.

“REIT Non-Economic Share” means a Class B common share of beneficial interest, $0.01 par value per share, of the General Partner.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“REIT Share” means a common share of beneficial interest of the General Partner, which may be, without limitation, a REIT Common Share or a REIT Non-Economic Share.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Common Shares equal to the number of Tendered Units or Repurchased REIT Shares, as applicable, multiplied by the Conversion Factor.

“REIT Shares Election” shall have the meaning set forth in Section 8.6.B.

“Repurchased REIT Shares” shall have the meaning set forth in the Section 7.5.C.

“Rights Offering” shall have the meaning set forth in the recitals.

“Sears Holdings” shall have the meaning set forth in the recitals of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption.

“Stock Plan” means any share incentive, share option, share ownership or employee benefits plan of the General Partner.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which 50% or more of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner of the Partnership pursuant to Section 11.4.

“Tax Matters Partner” has the meaning set forth within Code Section 6231(a)(7).

“Tenant” means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” shall have the meaning set forth in Section 11.2.B.

“Trading Day” means, if shares of beneficial interest of the General Partner are listed or admitted to trading on any securities exchange, any day on which such shares are traded on such securities exchange (or, if there are more than one such exchange, the principal such exchange) or (ii) if such shares are not listed or admitted to trading on any securities exchange, any date for which sales prices or closing bid and asked prices (or, if they are not available, high bid and low asked prices) are reported by a reliable quotation source designated by the General Partner.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Organization

The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

The name of the Partnership is Seritage Growth Properties, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the

Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Resident Agent; Principal Office

The registered agent of the Partnership for service of process in the State of Delaware and the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may from time to time designate in its sole and absolute discretion another registered agent or another location for the registered office or principal place of business, and shall provide the Limited Partners with notice of such change in the next regular communication to the Limited Partners. The principal office of the Partnership shall be located at [•] or at such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Power of Attorney

A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator and the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5 Term

The term of the Partnership shall be perpetual unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6 Number of Partners

Without the consent of the General Partner, which may be given or withheld in its sole discretion, the Partnership shall not at any time have more than 100 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “Flow Through Entity”), but only if substantially all of the value of such person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Partnership).

Section 2.7 Partnership Interests are Securities

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner has elected REIT status and the General Partner’s continued qualification as a REIT and the avoidance of income and excise taxes on the General Partner inure to the benefit of all the Partners and not solely to the General Partner. The General Partner shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

Section 3.2 Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities or the Partnership or any of its Subsidiaries, unless any such action (or inaction) under clause (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

Section 3.3 Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a company, venture or partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution or delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Parties

A. Each Partner that is a natural person represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not a natural person represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), member(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, members, directors or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries members, directors or shareholders, as the case may be, is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner represents, warrants and agrees that (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (ii) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C and this Section 3.4.D shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation, termination and winding up of the Partnership.

E. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied, and no representation or warranty of any kind or nature has been made by any Partner or any employee or representative or Affiliate of any Partner with respect thereto.

F. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner, provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners

A. At the time of their respective execution of this Agreement, the Partners shall make Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class or series and in the amounts and Percentage Interests set forth in Exhibit A, which Exhibit A shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events. Except as required by law or as otherwise provided in Sections 4.3 and 4.4, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, such Partnership Interests shall be Common Units and the class or series of beneficial interest of the Company corresponding thereto shall be REIT Common Shares.

B. All Partnership Units held by the Company shall be deemed to be Limited Partnership Interests and shall be held by the Company in its capacity as a Limited Partner in the Partnership.

Section 4.2 Loans by Third Parties

The Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of Properties) upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to any Partner, except to the extent otherwise agreed to by the applicable Partner in its sole discretion.

Section 4.3 Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties, redemption of Partnership Units or such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, from (i) outside borrowings (subject to Section 4.2), (ii) the General Partner or any of its Affiliates or (iii) additional Capital Contributions (subject to this Section 4.3).

B. Funding Notice. The General Partner shall give written notice (the “Funding Notice”) to the Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

C. Issuance of Additional Partnership Interests. Upon delivery of a Funding Notice, the General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions. In connection with any such additional Capital Contributions (of cash or property) the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Common Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to then-existing Limited Partnership Interests, all as shall be determined by the General Partner, subject to Delaware law, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Common Units or other Partnership Interests shall be issued to the General Partner unless and until each other Partner holding Partnership Interests is given an option, for a period of 10 Business Days following delivery of notice of such option, to subscribe for any or all additional Partnership Interests in the same class in proportion to its Percentage Interests in such class and upon the making of a proportionate Capital Contribution; provided, further, that this Agreement shall be amended to the extent necessary to reflect the terms of any such Partnership Interests in one or more classes, or one or more series of any of such classes, including such designations, preferences and relative, participating, optional or other special rights, powers and duties, at the time of the issuance of additional Partnership Interests.

D. Issuance of REIT Shares or Other Securities by the General Partner. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any share split) of REIT Shares to all of its shareholders), other shares of beneficial interest of the General Partner or New Securities unless (i) the General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of beneficial interest or

New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be, and (ii) except with respect to securities to be issued pursuant to any Stock Plan or dividend reinvestment plan, the General Partner shall have delivered to the Limited Partners a Funding Notice regarding the securities to be issued.

E. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class or series of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the amount of additional Capital Contributions made by such Partner to the Partnership in respect of such class or series of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (x) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (y) the aggregate amount of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in respect of such class or series; provided, however, that solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.E, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus, in the case of cash contributions funded by an offering of any shares of beneficial interest of the General Partner, the offering costs attributable to the cash contributed to the Partnership. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

Section 4.4 Stock Plan

If at any time or from time to time the General Partner sells REIT Common Shares pursuant to any Stock Plan, the General Partner shall contribute the proceeds therefrom to the Partnership as an additional Capital Contribution pursuant to Section 4.3 in exchange for an amount of additional Common Units equal to the number of REIT Common Shares so sold. The General Partner’s Capital Account shall be increased by the amount of cash so contributed.

Section 4.5 Other Contribution Provisions

In the event that any Partner is admitted to the Partnership (or any existing Partner is issued additional Partnership Interests) and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.6 Capital Accounts

The Partnership shall establish and maintain a separate capital account (“Capital Account”) for each Partner, including a Partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

(1) Credited with the amount of cash contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership; such Partner’s distributive share of Net Income; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Article 6 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

(2) Debited with the amount of cash distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured liabilities of such Partner assumed by the Partnership; such Partner’s distributive share of Net Loss; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Article 6 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

(3) In the event that any or all of a Partner’s Partnership Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Units so transferred.

In the event that the Gross Asset Values of Partnership assets are adjusted pursuant to the definition of “Gross Asset Value,” the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

Except as required by law, no Limited Partner shall be liable for any deficit in its Capital Account or be obligated to return any distributions of any kind received from the Partnership.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied as provided in the Regulations.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

Subject to Article 13, the other provisions of this Article 5 and the rights and preferences of any additional class or series of Partnership Units established pursuant to this Agreement, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of the Available Cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution in accordance with their respective Percentage Interests of Limited Partnership Interests on the applicable record date.

Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts, in accordance with this Section 5.1, to enable the General Partner to pay shareholder dividends that will (a) satisfy all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit the General Partner and, where applicable, each of its respective Subsidiaries to qualify or continue to qualify as a REIT within the meaning of Code Section 856 et seq., as such provisions may be amended from time to time, or the corresponding provisions of succeeding law (“REIT Requirements”) and (b) avoid any federal income or excise tax liability of the General Partner.

Section 5.2 Distributions in Kind

No right is given to any Partner to demand and receive property of the Partnership, except as set forth in Section 8.6. No distribution of any property of the Partnership other than cash shall be made except following the occurrence of a Liquidating Event and in accordance with Article 13.

Section 5.3 Distributions upon Liquidation

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations

A. Except as otherwise provided in this Article 6, Net Income and Net Loss of the Partnership (and each item thereof) for each Partnership Year shall be allocated to each of the Partners holding the same class of Partnership Interests in accordance with their respective Percentage Interest of such class. The General Partner is authorized to modify the allocations in this Section 6.2 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issuance of additional series or classes of Partnership Interests pursuant to Section 4.3 or 4.4. Any such modification may be made pursuant to the certificate of designations or similar instrument establishing such new class or series.

Section 6.3 Regulatory Allocations

Notwithstanding the foregoing provisions of this Article 6, the following provisions shall apply:

A. Minimum Gain Chargeback. A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to Nonrecourse Liabilities in excess of such Partner’s share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulations Section 1.704-2(h), the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceed the property’s adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Year (and, if necessary, for subsequent Partnership Years) equal to the Partners’ respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the “Minimum Gain Chargeback”). The items to be allocated pursuant to this Section 6.3.A shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

B. Partner Nonrecourse Deductions; Partner Minimum Gain Chargeback. Any item of Partner Nonrecourse Deduction with respect to a Partner Nonrecourse Debt shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulations Section 1.704-2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner Nonrecourse Debt that exceeds the property’s adjusted tax basis. Subject to Section 6.2.A hereof, but not withstanding any other provision of this Agreement, in the event that there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Partnership Year, then after taking into account allocations pursuant to Section 6.2.A, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations

Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Year shall be allocated items of income and gain for such Partnership Year (and, if necessary, for subsequent Partnership Years) equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be so allocated pursuant to this Section 6.3.B shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

C. Excess Nonrecourse Liabilities. Pursuant to Regulations Section 1.752-3(a)(3), for the purpose of determining each Partner’s share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner’s interest in Partnership profits shall be determined by any reasonable method chosen by the General Partner including, without limitation, the principles set forth in Rev. Rul. 95-41, 1995-1 C.B. 132.

D. Limitation on Allocation of Net Loss; Qualified Income Offset. No Limited Partner shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner’s Capital Account to become negative by more than the sum of (i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner’s share of the Partnership’s Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this Section 6.3.D shall be allocated to the General Partner. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) shall be taken into account. In the event that (a) any Limited Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and (b) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner’s Capital Account as of the end of the Partnership Year to which such adjustment, allocation, or distribution relates, then items of Partnership income and gain (consisting of a pro rata portion of each item of income or gain) for such Partnership Year and each subsequent Partnership Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 6.3.D and Section 6.3.A and/or B apply, Section 6.3.A and/or B hereof shall be applied prior to this Section 6.3.D.

E. Capital Account Deficits. In the event any Partner has a deficit Capital Account at the end of any Partnership Year which is in excess of the amount such Partner is obligated to restore to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3.E shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for under this Agreement have been made as if this Section 6.3.E and Section 6.3.D were not in this Agreement.

F. Curative Allocation. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under this Section 6.3 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made. This Section 6.3.F is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, “Regulatory Allocations” shall mean the allocations provided under this Section 6.3 (other than this Section 6.3.F).

Section 6.4 Tax Allocations

A. Allocations Respecting Section 704(c) Revaluations. In accordance with Code Section 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners on a property by property basis so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gains or losses from taxable sales or other dispositions and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code Sections 704(b) and 704(c) of the Code and the Regulations thereunder. Any elections or other decisions relating to allocations under Code Section 704(c) (including under Regulations Section 1.704-3, whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method) shall be made by the General Partner.

B. The Net Income, Net Loss, gains, deductions and credits of the Partnership (and all items thereof) for each Partnership Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

C. Except as provided in Section 6.3.A, for income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction has been allocated pursuant to this Article 6.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions of this Agreement, including without limitation Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner has determined to qualify as a REIT) to avoid the incurrence of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner (if necessary to permit the financing or capitalization of a Subsidiary of the Partnership) or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

(5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(8) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(12) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with requirements of this Agreement;

(13) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(14) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(15) the collection and receipt of revenues and income of the Partnership;

(16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(19) the maintenance of the Partnership’s books and records; and

(20) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. Except as provided in this Agreement with respect to the qualification of the General Partner as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by the General Partner. Except as provided in this Agreement with respect to the qualification of the General Partner as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner, the General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

(1) taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

(3) admitting a Person as a Partner, except as otherwise provided in this Agreement;

(4) performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(5) entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the Company or the Partnership from performing their respective obligations under this Agreement in connection with a Redemption or prohibits or restricts the ability of a Limited Partner to exercise its rights to a Redemption in full, except with the written consent of such Limited Partner.

B. Without the prior Consent of the Limited Partners, neither the General Partner nor the Partnership may engage in, cause or permit:

(1) at any time:

(i)	any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(ii)	any action that would subject a Limited Partner to liability not contemplated in this Agreement or under the Act;

(iii)	entering into any contract, mortgage loan or other agreement that expressly prohibits or restricts the Company or the Partnership from performing their respective specific obligations in connection with a Redemption as provided in Section 8.6 or restricts the ability of a Limited Partner to exercise its rights of Redemption in full without the written consent of such Limited Partner;

(iv)	except as explicitly permitted under Section 7.3.C, any amendment, modification or termination of this Agreement;

(v)	any other direct or indirect transfer of all or any portion of the General Partner’s Partnership Interest, other than pursuant to and in accordance with Section 11.2;

(vi)	any voluntary withdrawal of the General Partner as general partner except pursuant to and in accordance with Section 11.2;

(vii)	any general assignment for the benefit of creditors, or appointment or acquiescence in the appointment of a custodian, receiver or trustee for all or any part of the assets of the General Partner or the Partnership;

(viii)	the commencement of any proceeding for bankruptcy by or on behalf of the General Partner or the Partnership

(ix)	the confession of a judgment against the General Partner or the Partnership;

(x)	the adoption of any plan of liquidation or dissolution of the General Partner or the Partnership;

(xi)	any change in any election relating to the tax status of the Partnership or the Company, including, without limitation, the status of the General Partner as a REIT;

(xii)	any admission into the Partnership of any Additional or Substitute General Partners, except pursuant to and in accordance with Article 11 or Article 12;

(2) at any time that the General Partner’s Percentage Interest of the Common Units is less than [—] percent ([—]%):

(i)	the sale, lease, exchange or other transfer of all or substantially all of the assets of the General Partner or the Partnership, whether in a single transaction or a series of related transactions;

(ii)	any waiver of any restrictions in the Charter relating to the ownership and transfer of shares of beneficial interest of the General Partner, including, without limitation, any restriction preventing a person or entity from owning, or being deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than a percentage specified in the Charter, in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of shares of beneficial interest of the General Partner, including, without limitation, the REIT Common Shares; or

(iii)	any direct or indirect transfer of all or any portion of the General Partner’s Partnership Interest in connection with, or any other occurrence of, (A) a merger, consolidation, conversion or other combination or extraordinary transaction involving the Partnership or (B) a Change of Control of the Partnership.

C. Notwithstanding Section 7.3.B, the General Partner shall have the power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to reflect the issuance of additional Partnership Interests pursuant to Section 4.3.C or the admission, substitution, termination or withdrawal of Partners in accordance with Articles 11 and 12;

(2) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(3) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(4) to reflect such changes necessary for the General Partner to satisfy the REIT Requirements, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(5) to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners prior to taking any action under this Section 7.3.C.

D. Notwithstanding Section 7.3.B and 7.3.C, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A(3) or the allocations specified in Article 6 (except as permitted pursuant to Section 4.3 and Section 7.3.C(3)), (iv) materially alter or modify the rights of Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions thereof or (v) amend this Section 7.3.D; provided, that if all holders of Partnership Units of the same class or series are adversely affected on a uniform or pro rata basis, this Agreement may be amended with respect to such Partners by the consent of Partners holding in the aggregate Percentage Interests of such class or series that are greater than fifty percent (50%) of the aggregate Percentage Interests of such class or series held by all Partners. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. This Section 7.3D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

Section 7.4 Reimbursement of the General Partner

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The General Partner shall be reimbursed on a monthly basis for all expenses it incurs relating to the operation of, or for the benefit of, the Partnership. The Limited Partners acknowledge that the General Partner’s sole business is the ownership of interests in and operation of the Partnership and that such expenses are incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

C. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner

A. The General Partner, the Company and any Affiliates of the General Partner or the Company may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

B. Except in connection with a transaction pursuant to Section 11.2, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire (i) any interest in any real or personal property or (ii) any equity securities or other interests (or securities convertible into or exercisable for such equity securities or other interests) of any Person other than the Partnership, except in each case its General Partner Interest, its Limited Partnership Interests, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter.

C. In the event the General Partner exercises its rights under the Charter to purchase REIT Shares (such REIT Shares, the “Repurchased REIT Shares”), then the purchase price paid by the General Partner for such Repurchased REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject, to the extent that the Repurchased REIT Shares are REIT Common Shares, to the condition that the General Partner shall cause the Partnership to redeem a number of Common Units held by the General Partner equal to the REIT Shares Amount.

Section 7.6 Contracts with Affiliates

A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established on the Partnership’s behalf in the sole and absolute discretion of the General Partner. Any Person that has an equity investment in the Partnership may lend or contribute to the Partnership, and the Partnership may borrow funds from such Person, on terms and conditions established on the Partnership’s behalf in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5.B and subject to Section 7.3.B, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Common Units corresponding to REIT Common Shares issued by the General Partner pursuant to any Stock Plan or any similar or successor plan and to repurchase such Common Units from the General Partner to the extent necessary to permit the General Partner to repurchase such REIT Common Shares in accordance with such plan.

D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7 Indemnification

A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or omission of the indemnitee constituted fraud, intentional harm or gross negligence on the part of the indemnitee; (ii) the claim is brought by the indemnitee (other than to enforce the indemnitee’s rights to indemnification or advance of expenses); or (iii) the indemnitee is found to be liable to the Partnership, and then only with respect to each such claim. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness that the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

D. The Partnership may purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8 Liability of the General Partner

A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits derived as a result of errors in judgment or mistakes of fact or law or any act or omission except in the event of the General Partner’s willful misconduct or recklessness.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, except in the event of the General Partner’s willful misconduct or recklessness.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it, except in the event of the General Partner’s willful misconduct or recklessness.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or any nonmandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this

Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability

The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement or under the Act.

Section 8.2 Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary of the Partnership, any Limited Partner (including, subject to Section 7.5, the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefitting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. Notwithstanding the foregoing, without the prior consent of the General Partner, no Limited Partner shall knowingly take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property which would have, through the actual or constructive ownership of any tenant of any Property, the effect of causing the percentage of the gross income of the General Partner that fails to be treated as “rents from real property” within the meaning of Section 856(d) of the Code to exceed such percentage on the date hereof. Each Limited Partner shall have a duty to notify the General Partner on a timely basis of any potential acquisition or change in ownership that could reasonably be expected to have such effect.

Section 8.4 Return of Capital

No Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein and with respect to the rights of Redemption set forth in Section 8.6. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits, except as otherwise expressly provided in this Agreement.

Section 8.5 Rights of Limited Partners Relating to the Partnership

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership’s expense:

(1) to obtain a copy of the most recent annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act, and each communication sent to the shareholders of the General Partner;

(2) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers-of-attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. The Partnership shall notify each Limited Partner in writing of any adjustment made in the Conversion Factor or the calculation of the REIT Shares Amount within ten (10) Business Days of the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General

Partner reasonably determines, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

D. Representatives of the General Partner shall meet with representatives of the Limited Partners quarterly, or more frequently upon the request of any holder of Partnership Units whose Percentage Interest exceeds ten percent (10%), in order to discuss matters that Limited Partners may reasonably request, including, without limitation, the management, operations and strategy of the Partnership.

Section 8.6 Redemption Rights

A. Commencing on the date that is 12 months after a Limited Partner’s acquisition of Common Units, such Limited Partner shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of such Common Units acquired on or prior to such date and held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”); provided that no Partnership Units other than Common Units are entitled to a right of Redemption under this Agreement unless the terms of such Partnership Units so provide. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be delivered as a certified check payable to the Tendering Partner within ten (10) days of the Specified Redemption Date.

B. Notwithstanding Section 8.6.A, if a Limited Partner has delivered to the General Partner a Notice of Redemption, then the General Partner may, in its sole and absolute discretion (subject to Section 8.6.D), elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (calculated as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units for cash. The Company shall give such Tendering Partner written notice of its election (the “REIT Shares Election”) on or before the close of business on the fifth (5th) Business Day after its receipt of the Notice of Redemption, and the Tendering Partner may elect to withdraw its redemption request at any time before the close of business on the fifth (5th) Business Day after the Tendering Partner receives the REIT Shares Election.

C. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Common Shares, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Common Shares entered into by the Tendering Partner. Subject to Section 8.6.G, notwithstanding any delay in such delivery (but subject to Section 8.6.D), the Tendering Partner shall be deemed the owner of such REIT Common Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date, unless the Tendering Partner elects to withdraw its redemption request in accordance with Section 8.6.B.

D. Subject to Section 8.6.G but notwithstanding anything to the contrary in any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Common Shares to the extent the ownership or right to acquire REIT Common Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or any other Person to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or other exchange for REIT Shares would be in violation of this Section 8.6.D, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

E. Notwithstanding anything to the contrary in this Agreement (but subject to Section 8.6.D), with respect to any Redemption or other exchange for REIT Common Shares pursuant to this Section 8.6:

(1) All Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be Limited Partnership Interests and held by the Company in its capacity as a Limited Partner in the Partnership.

(2) Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution by the Partnership and before the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution by the Partnership, provided that the distribution by the General Partner occurs within 30 Business Days of the distribution by the Partnership.

(3) The consummation of any Redemption or other exchange for REIT Common Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(4) Each Tendering Partner shall continue to own all Common Units subject to any Redemption or other exchange for REIT Common Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Tendering Partner is deemed the owner of such REIT Common Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, under the terms of this Agreement.

F. The General Partner shall take all actions necessary to effect any registration of REIT Common Shares under the Securities Act, the Exchange Act and the securities or “blue sky” laws of any state or other jurisdiction, and appropriate actions ancillary thereto, as may be required in connection with any Redemption or other exchange for REIT Common Shares as promptly as practicable.

G. Notwithstanding anything in this Section 8.6 to the contrary, ESL Investments, Inc. and its Affiliates (to the extent it and they are Limited Partners) shall have the right to sell any or all Common Units then held by it or them to one or more investment banks or other underwriters (collectively, the “Redemption Underwriter”), which shall then have the right, by delivery of a Notice of Redemption indicating an “Underwriter Redemption” as set forth therein, to require the Partnership to redeem such Common Units (which shall be deemed to be Tendered Units for purposes of this Agreement) for REIT Common Shares in accordance with this Section 8.6 and in connection with a public offering; provided that:

(1) The Redemption Underwriter shall be required to redeem no fewer than all Tendered Units and such Tendered Units shall be exchanged only for the REIT Shares Amount (calculated as of the Specified Redemption Date) and not for cash and without discretion of, election by, or notice to or from the General Partner or any other Person;

(2) The General Partner shall deliver or cause to be delivered to the transfer agent for the REIT Common Shares upon the written order of the Tendering Partner or the Redemption Underwriter, on the date set forth in such order, a confirmation of book-entry transfer of shares representing such REIT Common Shares, issued in such name or names as the Tendering Partner or the Redemption Underwriter shall direct. The Redemption Underwriter may provide a Notice of Redemption prior to becoming the legal owner of the Tendered Units with the delivery of the REIT Common Shares to the Redemption Underwriting being conditioned upon the delivery of the Tendered Units. The General Partner shall deliver or cause to be delivered the REIT Common Shares no later than three Business Days following being provided with the Redemption Notice and, on or before such third Business Day, immediately following the surrender of the Tendered Units;

(3) The Redemption Underwriter shall not be treated as a Limited Partner with respect to such Common Units for purposes of this Agreement, except to the extent necessary to effectuate the transaction contemplated by this Section 8.6.G and matters ancillary thereto and as required by applicable law;

(4) The Partnership and the General Partner shall take all steps reasonably requested by the Redemption Underwriter in order to facilitate settlement in the proposed underwritten offering; and

(5) The issuance of such REIT Common Shares upon such exchange shall be made without charge for any stamp or other similar tax in respect of such issuance; provided, that the Tendering Partner shall pay to the General Partner the amount of any tax which may be payable in respect of any transfer involved in such issuance or establish to the reasonable satisfaction of the General Partner that such tax has been paid.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3 Reports

A. No later than the date on which the Company mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner, as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the SEC, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate

C. The Partnership shall further cause to be prepared and transmitted to the General Partner such other reports and/or information as are necessary for the General Partner to determine and maintain its qualification as a REIT under the REIT Requirements, its earnings and profits derived from the Partnership, its liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case in a manner that will permit the General Partner to comply with its respective obligations to file federal, state and local tax returns and information returns and to provide its stockholders with tax information.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns

A. Consistent with all other provisions of this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures, and all tax elections.

B. The Partnership shall timely cause to be prepared and transmitted to the Partners, federal and appropriate state and local Partnership Income Tax Schedules “K-1” or any substitute therefor, with respect to each Partnership Year on appropriate forms prescribed. The Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

Section 10.2 Tax Matters Partner

A. The General Partner shall be the Tax Matters Partner of the Partnership. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner notice of a final Partnership adjustment under Code Section 6223(a)(2), the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Code Section 6226(a), a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

B. All elections and determinations required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

C. In the event that the General Partner shall be removed or replaced pursuant to any provision of this Agreement, the successor to the General Partner shall assume the obligations of this Section 10.2.

Section 10.3 Withholding

Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner. Nothing in this Section 10.3 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any liability of the Partnership under a withholding tax act. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus two (2) percentage points (but not higher than the maximum lawful rate), such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.

Section 10.4 Puerto Rico Tax Matters

A. For purposes of Section 10.3, the Partnership may assume that any Partner who, upon request, fails to provide the General Partner with satisfactory evidence of its tax status for Puerto Rico income tax purposes shall be considered, for purposes of the Puerto Rico Internal Revenue Code of 2011, as amended, or any successor statute (collectively, the “PR Code”), both a foreign person and a foreign partner.

B. Unless otherwise incompatible with the PR Code or the regulations thereunder, any reference to the Code or the Regulations shall also be deemed a reference to the corresponding provision of the PR Code or its regulations for purposes of, among other things, (1) the determination of Net Income or Net Loss for Puerto Rico income tax purposes, (2) the allocation of such Net Income or Net Loss among the Partners and (3) this Article 10.

C. A Partner who is eligible to participate in the filing of a combined tax return and desires to participate in the filing of such a return must submit to the Partnership such information as may be required by the PR Code, its regulations or any administrative pronouncement, such as a Puerto Rico Treasury Department Administrative Determination or Circular Letter, in order to elect and participate in the filing of a combined tax return.

ARTICLE 11

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise. The term “transfer” when used in this Article 11 does not include any Redemption or other exchange for REIT Common Shares pursuant to Section 8.6. No part of the interest of a Limited Partner shall be subject to the claims of any creditor or any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Partnership Interest may be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

Section 11.2 Transfer of General Partner’s Partnership Interest

A. Except in connection with a transaction described in Section 11.2.B, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the prior written consent of all of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership interest, and no such transfer (other than pursuant to a statutory merger or consolidation approved by the Consent of the Limited Partners in accordance with Section 11.2.B wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the consent of all of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, a Majority in Interest of the Limited Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

B. The General Partner shall not engage in, or cause or permit, any direct or indirect transfer of all or any portion of the General Partner’s Partnership Interest in connection with, or any other occurrence of, (i) a merger, consolidation, conversion or other combination or extraordinary transaction involving the General Partner, (ii) a reclassification, recapitalization or change of the outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a share split, share dividend or similar subdivision), or (iii) a Change of Control of the Company, or any reclassification, recapitalization or change of its outstanding equity interests (“Termination Transaction”), unless (A) the Termination Transaction has been approved by the Consent of the Limited Partners and (B) in connection with such Termination Transaction all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share at any time during the period from and after the date on which the Termination Transaction is consummated, subject to any escrow, contingent value or other deferred consideration arrangement applicable to such consideration for such REIT Common Share; provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, each holder of Partnership Units shall have the right to elect to receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised its rights of Redemption pursuant to Section 8.6 and received REIT Common Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted or tendered such REIT Common Shares into such purchase, tender or exchange offer (subject to any escrow, contingent value or other deferred consideration arrangement that would have been applicable to such consideration for such REIT Common Shares).

C. In connection with any transaction permitted by Section 11.2.B, the General Partner shall use its commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction. In the event of any actual or threatened breach by the General Partner of this Section 11.2.C, the Limited Partners shall be entitled to injunctive relief, in addition to any other remedy available at law or in equity.

Section 11.3 Limited Partners’ Rights to Transfer

A. Each Limited Partner shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions:

(1) Waiting Period. Prior to the first anniversary of a Limited Partner’s acquisition of a Partnership Interest, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time (whether prior to or after such first anniversary), without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to an Affiliate (other than Sears Holdings), another original Limited Partner or any of its Affiliates, or an Immediate Family member, subject to the provisions of Section 11.6, (ii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6 and (iii) subject to the provisions of Section 11.6, pledge all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee.

(2) Qualified Transferee. Any transfer of a Partnership Interest shall be made only to Qualified Transferees. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation or other event wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor by operation of law) shall relieve the transferor Limited Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter and the representations in Section 3.4.D. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his or her Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

D. In no event may any transfer or assignment of a Partnership Unit (including any Redemption or other exchange for REIT Common Shares pursuant to Section 8.6) be made, nor any new Partnership Unit be issued by the Partnership, (i) if such transfer would immediately or with the passage of time cause the General Partner to fail to comply with the REIT Requirements, such determination to be made assuming that the General Partner does comply with the REIT Requirements immediately prior to the proposed transfer; (ii) if such transfer would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations Section 1.752-2(d)(1), unless such Partner consents thereto; (iii) if such transfer would cause any lender to the Partnership to hold in excess of ten (10%) percent of the Partnership Interest that would, pursuant to the regulations under Code Section 752 or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt; (iv) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a Partnership for federal income tax purposes or (v) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

Section 11.4 Substituted Limited Partners

A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required or advisable to effect the admission, in the sole and absolute discretion of the General Partner).

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, and the rights of Redemption provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent right remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6 General Provisions

A. No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its rights of Redemption of all of its Common Units under Section 8.6.

B. Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner.

C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or exchanged or redeemed pursuant to Section 8.6 on any day other than the first day of a Partnership Year, then all distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and Section 2.6, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a Redemption) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (v) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; or (vii) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

F. Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to transfer interests in the Partnership (including by exercising redemption rights) as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” taxable as an association under Code Section 7704. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are desirable in order to avoid the Partnership being treated as a “publicly traded partnership” under Code Section 7704. The General Partner shall have the authority (but shall not be required

to) take any steps it determines are necessary or appropriate in its sole discretion to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Code Section 7704.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2 Admission of Additional Limited Partners

A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the sole and absolute discretion of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.B) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

B. subject to compliance with Section 7.3.B, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion,

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D. the sale, in accordance with this Agreement (including without limitation Section 7.3.B) of all or substantially all of the assets and properties of the Partnership for cash or marketable securities;

E. the Incapacity of the General Partner, unless a Majority in Interest of the Limited Partners agree in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner; or

F. the Redemption or other exchange for REIT Common Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement, unless waived by the General Partner.

Section 13.2 Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of beneficial interest in the General Partner) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the General Partner;

(2) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner; and

(3) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(3)).

If upon dissolution and termination of the Partnership the Capital Account of any Partner (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer (including by establishing reserves and/or distributing into escrow) for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.4 Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.5 Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.6 Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.7 Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.8 Liability of Liquidator

Any Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

ARTICLE 14

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1 Amendments

A. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2 Action by the Partners

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. A proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, nationally recognized overnight delivery service, or electronic mail to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership in its capacity as such or other third party having dealings with the Partnership.

Section 15.7 Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Waiver of Jury Trial

A. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

B. Each Partner hereby (i) stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries; and (ii) TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12 No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as holders of REIT Shares or otherwise as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of trustees of the General Partner or any other matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

SERITAGE GROWTH PROPERTIES, L.P.

By:	SERITAGE GROWTH PROPERTIES, a Maryland real estate investment trust Its General Partner

	By:	/s/

Name:

Title:

LIMITED PARTNERS:

By:	SERITAGE GROWTH PROPERTIES, L.P. Attorneys-in-Fact for the Contributors

	By:	SERITAGE GROWTH PROPERTIES, a Maryland real estate investment trust Its General Partner

	By:	/s/

Name:

Title:

EXHIBIT A

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property (*)		Total Contributions		Partnership Units	Percentage Interest

COMMON UNITS

General Partner Seritage Growth Properties	$1.00		—		$1.00	1

Limited Partners

Seritage Growth Properties, L.P. Attorney-in-Fact for the Limited Partners	$1.00		—		$1.00	1

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

XXXXXX		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

*	Net of Debt (if any)

A-1

EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby (i) transfers                      Common Units of Seritage Growth Properties, L.P. in accordance with the terms of the Limited Partnership Agreement of Seritage Growth Properties, L.P. and the rights of Redemption and/or exchange referred to therein, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the cash or REIT Common Shares deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Common Shares be registered or placed in the name(s) and address(es) specified below.

Underwriter Redemption:          Yes          No

Dated:
Name of Limited Partner or Underwriter:

(Signature of Limited Partner or Underwriter)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue REIT Common Shares to:

Please insert social security or identifying number:

Name:

B-1

EXHIBIT C

FORM OF PARTNERSHIP UNIT CERTIFICATE

CERTIFICATE FOR PARTNERSHIP UNITS OF

SERITAGE GROWTH PROPERTIES, L.P.

No.	COMMON UNITS

Seritage Growth Properties, as the General Partner of Seritage Growth Properties, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                          is a Limited Partner of the Partnership whose Partnership Interests therein, as set forth in the Agreement of Limited Partnership of Seritage Growth Properties, L.P. (the “Partnership Agreement”), under which the Partnership is existing and as filed in the office of the Secretary of State of the State of Delaware (copies of which are on file at the Partnership’s principal office at                         , represent                      units of limited partnership interest in the Partnership.

THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT AS OF                     ,                      AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED: , .

Seritage Growth Properties,

General Partner of Seritage Growth Properties, L.P.
ATTEST:

By:	By:

C-1